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EXHIBIT 99.1

GOAMERICA RECEIVES NOTICE OF SCHEDULED NASDAQ DELISTING AND FILES APPEAL

Common Stock to continue to trade on Nasdaq SmallCap Market pending adverse determination made

Hackensack, NJ--September 3, 2003-- GoAmerica, Inc. (NASDAQ: GOAM), a developer and distributor of wireless data technology, today announced that it recently received a Nasdaq Staff Determination indicating that GoAmerica has failed to regain compliance with the minimum $1.00 closing bid price per share requirement for continued listing on The Nasdaq SmallCap Market (as set forth in Nasdaq's Marketplace Rule 4310(c)(4)) and that GoAmerica's Common Shares are subject to delisting at the opening of business on Friday, September 5, 2003.

GoAmerica has appealed the Nasdaq Staff Determination and has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The request automatically stays the delisting of GoAmerica's Common Stock. During the appeal process and until the Panel's ultimate determination, GoAmerica's Common Stock will continue to be traded on The Nasdaq SmallCap Market under its current GOAM ticker symbol. Hearings with the Panel typically occur within 30 to 45 days of a company's request. GoAmerica intends to present a plan to the Panel for achieving and sustaining compliance with the Nasdaq Marketplace Rules, but there can be no assurance that the Panel will grant GoAmerica's request for continued listing.

If the planned appeal is unsuccessful, GoAmerica's Common Shares are expected to be immediately eligible for quotation on the OTC Bulletin Board, in which event such shares will continue to trade under the GOAM symbol.

About GoAmerica
---------------
GoAmerica, Inc. is a developer of wireless data technology based in Hackensack, NJ. GoAmerica's proprietary Go.Web(TM) technology enables corporate customers to access remotely corporate databases and intranets, email and the Internet across a wide variety of mobile computing and wireless network devices. Through its Wireless Internet Connectivity Center and strategic alliances with companies such as EarthLink, Dell and IBM, GoAmerica offers its customers comprehensive and flexible mobile data solutions for wireless Internet access by providing wireless data software, network services, mobile devices and customer support. For more information, call 888-462-4600 or visit www.goamerica.net.

About Wynd Communications
-------------------------
Wynd Communications Corporation, a wholly owned subsidiary of GoAmerica, Inc., is the nation's leading provider of wireless telecommunications services for people with hearing loss. Wynd is a winner of the California Governor's Award for Excellence in Universal Design and Technology and has been recognized by both the Clinton and Bush Administrations for its commitment to Americans with disabilities. WyndTell(TM) service can be purchased through the Deafwireless Superstore(TM), www.deafsuperstore.com, or through one of Wynd's nationwide network of dealers. For more information about Wynd Communications and WyndTell service, visit the Wynd Web site at http://www.wynd.com, or contact Wynd directly at TTY 800-549-2800, voice 805-781-6000 or e-mail: info@wynd.com.

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The statements contained in this news release that are not based on historical fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", "intend" or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our reduced capital resources and need for additional liquidity; (iii) our ability to fund our operating needs through available cash reserves; (iv) the impact on our business from our receiving a "going concern" opinion from our independent auditors; (v) our ability to successfully implement our strategic alliance with EarthLink; (vi) our dependence on EarthLink to provide billing, customer and technical support to our subscribers; (vii) our ability to consummate our proposed divestiture of our Go.Web assets promptly and on a satisfactory basis, (viii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (ix) our dependence on wireless carrier networks; (x) our ability to respond to increased competition in the wireless data industry; (xi) our ability to integrate acquired businesses and technologies; (xii) our ability to leverage strategic alliances to generate revenue growth; (xiii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; (xiv) our ability to manage our remaining operations; and (xv) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica", "Go.Web", "Go.Web Enterprise Server", "Mobile Office", and "OnPrem" are trademarks or service marks of GoAmerica, Inc. "WyndTell", "Deafwireless", and "Deafwireless Superstore" are trademarks or service marks of Wynd Communications Corporation. Other names may be trademarks of their respective owners.

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